As filed with the Securities and Exchange Commission on             , 2001

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pulte Homes, Inc.*

(Exact name of Registrant as specified in its charter)

Michigan	38-2766606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 200

Bloomfield Hills, Michigan 48304
(248) 647-2750
(Address, including zip code, and telephone number,
including area code, of Registrant’s and Additional Registrants’ principal executive offices)

JOHN R. STOLLER, ESQ.

Senior Vice President, General Counsel and Secretary, Pulte Homes, Inc.
33 Bloomfield Hills Parkway
Bloomfield Hills, Michigan 48304
(248) 647-2750
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy to:

DAVID FOLTYN, ESQ.

Honigman Miller Schwartz and Cohn
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
(313) 465-7380

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class	Amount to be	offering price	aggregate offering	Amount of
of securities to be registered	registered	per unit(1)	price(1)	registration fee

7 7/8% Senior Notes due 2011 Guarantees of the Senior Notes(2)	$500,000,000	100%	$500,000,000	$125,000

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f).
(2)	No separate consideration will be received for the issuance of the Guarantees, and, pursuant to Rule 457(n), there is no separate registration fee for the Guarantees.

     THE REGISTRANT AND THE ADDITIONAL REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

*	Information regarding additional registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS
PROSPECTUS SUMMARY
The Exchange Offer
RATIOS OF EARNINGS TO FIXED CHARGES
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Indenture Supplement dated August 6, 2001
Indenture Supplement dated August 6, 2001
Indenture Supplement dated July 31, 2001
Credit Agreement dated as of August 31, 2000
1st Amendment to Credit Agreement dated 2/16/2001
2nd Amendment to Credit Agreement dated 07/30/2001
Intercreditor and Subordination Agreement
Letter of Representations
Registration Rights Agreement dated 8/6/2001
Opinion of Honigman Miller Schwartz & Cohn
Computation of Ratio of Earnings to Fixed Charges
Consent of Ernst & Young LLP
Consent of KPMG LLP
Statement of Eligibility of trustee on Form T-1
Form of Letter of Transmittal
Form of Notice of Guaranteed Delivery
Form of Letter to Clients
Form of Letter to Registered Holder
Form of Letter to Nominees
Form of Exchange Agent Agreement

TABLE OF ADDITIONAL REGISTRANTS

Exact Names		I.R.S.
of Subsidiary Guarantor		Employer
Registrants as Specified	State of	Identification
in their Respective Charters	Organization	Number

Abacoa Home, Inc.	Michigan	65-0743442

American Title of the Palm Beaches Corp.	Michigan	38-3420070

Anthem Arizona L.L.C.	Arizona	86-0843863

Asset Five Corp.	Arizona	86-0742415

Asset Seven Corp.	Arizona	86-0956768

Bellasera Corp.	Arizona	86-0843863

Carr’s Grant, L.L.C.	Maryland	52-2126236

Del E. Webb Development Co., LP	Delaware	86-0530143

Del E. Webb Foothills Corporation	Arizona	87-0432667

Del Webb California Corp.	Arizona	86-6050554

Del Webb Communities, Inc.	Arizona	86-0530275

Del Webb Corporation	Delaware	86-0077724

Del Webb’s Coventry Homes Construction Co.	Arizona	86-0523039

Del Webb’s Coventry Homes, Inc.	Arizona	86-0540127

Del Webb’s Coventry Homes of Nevada, Inc.	Arizona	86-0760396

Del Webb Golf Corp.	Arizona	86-0953312

Del Webb Home Construction, Inc.	Arizona	86-0627221

Del Webb Limited Holding Co.	Arizona	86-0811322

Del Webb Southwest Co.	Arizona	86-0811323

Del Webb’s Spruce Creek Communities, Inc.	Arizona	86-0843862

Del Webb’s Sunflower of Tucson, Inc.	Arizona	86-0859122

Del Webb Texas Limited Partnership	Arizona	86-0811318

Devtex Land, LP	Texas	76-0567426

DiVosta and Company, Inc.	Florida	59-0920753

DiVosta Building Corporation	Florida	65-0355867

DiVosta Homes, Inc.	Florida	65-0688300

Florida Building Products, Inc.	Florida	59-2519121

Florida Club Homes, Inc.	Florida	65-0738972

Hammock Reserve Development Company	Florida	65-0663601

Harrison Hills, LLC	Maryland	52-2176116

Island Walk Development Company	Florida	65-0663645

Mountain View Two, LLC	Arizona	86-0077724

New Mexico Asset Corporation	Arizona	86-0803237

New Mexico Asset Limited Partnership	Arizona	86-0797014

One Willowbrook L.L.C.	Maryland	04-3252769

PB Ventures L.L.C.	Michigan	38-3421298

PBW Corporation	Michigan	38-3218818

PC/ BRE Development L.L.C.	Delaware	86-0910230

PC/ BRE Springfield L.L.C.	Delaware	86-0910227

PC/ BRE Venture L.L.C.	Delaware	86-0910231

PC/ BRE Whitney Oaks L.L.C.	Delaware	86-0911332

PC/ BRE Winfield L.L.C.	Delaware	86-0910232

PC/ Palm Beach, Inc.	Michigan	38-3456935

PH1 Corporation	Michigan	38-3626161

PH2 Corporation	Michigan	38-3626163

PN I, Inc.	Nevada	38-3365526

PN II, Inc.	Nevada	38-3365528

Exact Names		I.R.S.
of Subsidiary Guarantor		Employer
Registrants as Specified	State of	Identification
in their Respective Charters	Organization	Number

Pulte Communities NJ, Limited Partnership	Michigan	38-3567884

Pulte Development Corporation	Michigan	38-2774526

Pulte Home Corporation	Michigan	38-1545089

Pulte Home Corporation of New England	Michigan	04-3228754

Pulte Home Corporation of the Delaware Valley	Michigan	52-1872230

Pulte Homes of Greater Kansas City, Inc.	Michigan	75-2522882

Pulte Homes of Michigan Corporation	Michigan	38-1877637

Pulte Homes of Michigan I LP	Michigan	38-3575570

Pulte Homes of Minnesota Corporation	Minnesota	31-1288425

Pulte Homes of NJ, Limited Partnership	Michigan	38-3566768

Pulte Homes of New York, Inc.	Michigan	38-3576363

Pulte Homes of Ohio Corporation	Ohio	38-3027572

Pulte Homes of PA, Limited Partnership	Michigan	38-3566766

Pulte Homes of South Carolina, Inc.	Michigan	38-3249317

Pulte Homes of Texas, L.P.	Texas	75-2720127

Pulte Homes Tennessee Limited Partnership	Nevada	38-3412151

Pulte Land Company, LLC	Michigan	38-3500432

Pulte Land Development Corporation	Michigan	38-3306253

Pulte Lifestyle Communities, Inc.	Michigan	38-3214013

Pulte Michigan Holdings Corporation	Michigan	38-3575564

Pulte Michigan Services, LLC	Michigan	38-3498515

Pulte Payroll Corporation	Michigan	31-1354336

Pulte-IN Corp.	Michigan	38-3328533

Radnor Homes, Inc.	Michigan	38-3412149

Riverwalk of the Palm Beaches Development Company, Inc.	Florida	65-0496407

RN Acquisition 2 Corp.	Nevada	38-3412154

Sean/ Christopher Homes, Inc.	Michigan	35-1905547

Spruce Creek South Utilities, Inc.	Florida	59-2995013

Terravita Corp.	Arizona	86-0739200

Terravita Home Construction Co.	Arizona	86-0194910

Village Walk Development Company, Inc.	Florida	65-0472159

Wilben, LLLP	Maryland	52-1619362

Wil Corporation	Michigan	38-3218819

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED             , 2001

PROSPECTUS

Pulte Homes, Inc.

Exchange Offer For
$500,000,000
7 7/8% Senior Notes due 2011

•	We are offering to exchange new registered 7 7/8% Senior Notes due 2011 for all of our outstanding unregistered 7 7/8% Senior Notes due 2011.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2001, unless we extend it.

•	The exchange will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the new notes are substantially identical to those of the original notes, except for the transfer restrictions and registration rights relating to the original notes and except that the new notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer and will be issuable in different authorized denominations than the original notes.

•	The new notes will not trade on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2001

PROSPECTUS SUMMARY

      This summary highlights selected information and may not contain all the information that is important to you. We encourage you to read the entire prospectus, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. As used in this prospectus, all references to “Pulte,” “we” and “us” and all similar references are to Pulte Homes, Inc. and its consolidated subsidiaries, but excluding Del Webb Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires.

The Exchange Offer

      The following is a brief summary of the terms of this offering. For a more complete description of terms of the new notes, see “Description of the New Notes” in the prospectus.

Terms of the New Notes:

Exchange Offer	We are offering to exchange $500 million in aggregate principal amount of our 7 7/8% Senior Notes due 2011 that have been registered under the Securities Act of 1933 for a like principal amount of our outstanding unregistered 7 7/8% Senior Notes due 2011.

For procedures for tendering, see “THE EXCHANGE OFFER — Procedures for Tendering Original Notes.”

Resale without further registration	We believe that you may resell or otherwise transfer the new notes received in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act so long as you are not a broker-dealer and you meet the following conditions:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you acquire the new notes issued in the exchange offer in the ordinary course of your business; and

• you have no arrangements or understanding with any person to participate in the distribution of the new notes.

By signing the letter of transmittal and tendering your original notes, you will be making representations to this effect. You may incur liability under the Securities Act if:

• any of the representations listed above are not true; and

• you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or an exemption from the registration requirements under the Securities Act.

We do not assume or indemnify you against liability under these circumstances, which means that we will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on resale by broker-dealers	Each broker-dealer that has received new notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus in connection with any resale for a period of 180 days after the end of the exchange offer.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2001, unless we extend it.

Withdrawal rights	You may withdraw your tender of original notes at any time before the exchange offer expires.

Federal income tax consequences	The exchange of original notes for new notes will not result in any income, gain or loss to you for U.S. federal income tax purposes.

Exchange agent	Bank One Trust Company, National Association is serving as the exchange agent in connection with the exchange offer.

Consequences of failure to exchange	If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and you will continue to hold notes subject to restrictions on transfer.

Terms of New Notes:

Issuer	Pulte Homes, Inc.

Securities offered	$500 million in principal amount of 7 7/8% Senior Notes due 2011.

The form and terms of the new notes will be the same as the form and terms of the original notes, except that:

• the new notes will have been registered under the Securities Act;

• the new notes will not contain terms providing for payments of additional interest under circumstances relating to the timing of the exchange offer.

• the new notes will be represented by one or more global notes in book-entry form; and

• the new notes will be issuable in denominations of $1,000 and integral multiples thereof.

Single class	The original notes and the new notes will vote together as a single class for purposes of taking actions and exercising rights under the indenture.

Interest	Interest will accrue on the new notes from the date of delivery at a rate of 7 7/8% and will be payable semiannually in arrears on August 1 and February 1 of each year, commencing on February 1, 2002.

Maturity Date	August 1, 2011.

Ranking	The new notes will rank equally with all of our unsecured and unsubordinated indebtedness.

Guarantees	Payment of principal of and interest on the new notes will be guaranteed, jointly and severally, by our wholly-owned homebuilding subsidiaries in the United States, including Pulte Home Corporation and Del Webb Corporation and its wholly-owned homebuilding subsidiaries in the United States. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of such subsidiaries.

Repurchase at Option of Holder	Upon a Change of Control Triggering Event, each holder of new notes will have the right, at the holder’s option, subject to the terms and conditions of the indenture governing the new notes, to require us to purchase all or any part of such holder’s new notes at a cash price equal to 100% of their face amount, plus accrued interest to the date of repurchase. See “Description of the New Notes — Repurchase of the New Notes at the Option of the Holder.”

Optional Redemption	We may redeem any or all of the new notes at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the new notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus, in each case, accrued and unpaid interest on the notes to the redemption date.

Sinking Fund	None.

Denominations	$1,000 and integral multiples thereof.

Form	The new notes will be issued in book-entry form and will be represented by one or more global notes in fully registered form. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants. Any such beneficial interests may not be exchanged for new notes in certificated form, except in the limited circumstances described in this prospectus.

Settlement	Same-day — immediately available funds.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes.

Absence of Market for the New Notes	The new notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the new notes on any securities exchange or quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes.

General Indenture Provisions Applicable to the New Notes:

No Limit on Debt	The indenture governing the new notes does not limit the amount of debt that we may issue or provide holders any protection should we be involved in a highly leveraged transaction.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, will limit our ability and the ability of some of our subsidiaries to:

• issue, assume or guarantee certain additional secured indebtedness; and

• engage in sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the New Notes” in this offering memorandum.

Events of Default	Each of the following is an event of default under the indenture governing the new notes:

• our failure to pay principal of or premium, if any, on the new notes when due;

• our failure for 30 days to pay interest when due on the new notes;

• the occurrence of a default in respect of our debt or the debt of our subsidiaries (except certain non-recourse land financing) totalling $10 million or more in aggregate principal amount, resulting in the acceleration of such debt or due to the failure to pay such debt at maturity;

• any guarantee in respect of the new notes by certain of our guarantors ceases to be in full force and effect and enforceable in accordance with its terms;

• our failure to perform other covenants with respect to the new notes for 60 days after receipt of notice of failure; and

• certain events of bankruptcy, solvency or reorganization.

If any event of default occurs and is continuing, the trustee under the indenture or holders of at least 25% in aggregate principal amount of outstanding debt securities issued under the indenture may declare the principal thereof immediately due and payable.

Other	The new notes and the original notes will constitute a single series of debt securities under the indenture and will therefore vote together as a single class for purposes of determining whether the holders of the requisite percentage in outstanding principal amount have taken certain actions or exercised certain rights under the indenture.

OUR BUSINESS

Pulte Homes, Inc.

      We are the nation’s largest homebuilder based on units sold worldwide compared to the fiscal 2000 results of our competitors. Through Pulte Home Corporation and our other homebuilding subsidiaries in the United States, we acquire land, develop communities and build and sell a wide variety of homes, including detached units, townhouses, condominium apartments and duplexes, all primarily sold for use as principal residences. Our homes are targeted to first-time, move-up, semi-custom and active adult home buyers (a growing demographic group in their pre-retirement and retirement years). As of December 31, 2000, our domestic operations offered homes for sale in 396 communities in 41 markets and 25 states at prices ranging from $70,000 to over $1,200,000 (sales prices of homes offered for sale in the majority of our communities fall within the range of $100,000 to $300,000), with an average price of $206,000. Our international homebuilding subsidiaries engage in residential land development and homebuilding in Mexico, Puerto Rico and Argentina. Through Pulte Mortgage Corporation, we also provide mortgage financing services, primarily to buyers of our homes.

      Our homebuilding strategy in the United States is focused on the continued development of the Pulte consumer and value-based brand. Our goal is to create a Homeowner for LifeTM by providing a wide array of well-located, quality-built residential housing communities for homebuyers as they transition from first-time, move-up, semi-custom and ultimately to active adult buyers. Our extensive pre-construction market research and analysis enables us to understand what our homebuyers desire. We then specifically develop our communities and products to that well-defined homebuyer profile. Our commitment to research and development is focused on the continuous improvement of construction and land development technique, which allows us to provide high levels of quality and value in our homes and communities. Our Pulte Preferred PartnershipTM P3 program was initiated with a goal toward developing long-term relationships with premier contractors and suppliers to maximize execution of our development and building plans. In addition, we believe that our well-capitalized financial structure combined with our high level of production volume allow us to negotiate favorable material and supply purchasing agreements on a national and/or regional basis to minimize our costs of production.

Del Webb Acquisition

      On July 31, 2001, we consummated the acquisition of Del Webb Corporation. Del Webb is the nation’s largest developer of active adult communities, having built and sold more than 70,000 homes at 13 Sun City communities over the past 40 years. Del Webb’s active adult communities (primarily the Sun City communities) are generally large-scale, master planned communities with extensive amenities for people age 55 and over. Del Webb designs, develops and markets these communities, usually controlling all phases of the master plan development process from land selection through construction and sale of homes. Del Webb also develops family and country club communities open to people of all ages in the metropolitan or market areas in which active adult communities are developed. As of June 30, 2000, Del Webb offered homes in 15 communities (including 8 Sun City communities) at prices ranging from $75,000 to $518,000 (sales prices of homes offered for sale in the majority of the Del Webb communities fall within the range of $104,000 to $400,000), with an average price of $237,000.

      On a pro-forma basis, giving effect to the Del Webb transaction, for the 12 months ended December 31, 2000, we would have had revenues of $6.1 billion and EBITDA of $630 million.

      The Del Webb acquisition offers us the following strategic benefits:

•	strengthen our position in the nation’s fastest growing homebuilding markets;

•	enhance our overall land position;

•	increase our presence in the retirement/active adult market segments;

•	enable us to capture greater financial services revenues and other ancillary revenues;

•	increase our size in terms of revenue and earnings;

•	enhance our competitive position and provide economies of scale;

•	provide us with operational savings and purchasing leverage; and

•	enhance our internet and broadband activities.

      Our executive offices are located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, and our telephone number is (248) 647-2750.

RATIOS OF EARNINGS TO FIXED CHARGES

      The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

						Six Months Ended
	Year Ended December 31,					June 30,

	1996	1997	1998	1999	2000	2000	2001

						(unaudited)	(unaudited)

Ratio of earnings to fixed charges(a)	3.00	2.49	3.76	5.31	5.45	3.99	4.30

(a)	The ratios of earnings to fixed charges set forth above are computed on a total enterprise basis, except for our discontinued thrift operations, which are excluded. Fixed charges include interest incurred, a portion of rent expense, representing the estimated interest factor and amortization of debt expense.

FORWARD-LOOKING STATEMENTS

      This prospectus (including the information incorporated by reference herein) contains forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, matters described in the documents incorporated by reference herein and the following factors:

•	our exposure to certain market risks, changes in economic conditions, tax and interest rates, increases in raw material and labor costs, shortages of skilled labor, shifts in demand for new homes, changes in costs associated with home ownership, such as property taxes and energy costs, weather conditions and general competitive factors;

•	actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•	changes or developments in the laws and regulations applicable to the construction and homebuilding industry;

•	our ability to resolve all outstanding matters related to the First Heights litigation, including our appeal of a district court ruling in favor of the FDIC; and

•	our ability integrate the recently acquired business operations of Del Webb Corporation, including Del Webb Corporation’s activities, management and corporate culture, and our ability to develop and manage active adult communities which differ from Pulte’s historical homebuilding business.

See “WHERE YOU CAN FIND MORE INFORMATION.”

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

      We used the net proceeds of the offering of the original notes to repay certain indebtedness of Del Webb and its subsidiaries and to pay certain fees and costs associated with the acquisition of Del Webb.

THE EXCHANGE OFFER

Purpose and Effect

      We sold the original 7 7/8% Senior Notes on August 6, 2001 in a transaction exempt from the registration requirements of the Securities Act. Therefore, those notes are subject to significant restrictions on resale. In connection with this issuance, we entered into a registration rights agreement with the initial purchasers under which we agreed to file an exchange offer registration statement under the Securities Act and, upon effectiveness of the registration statement, offer to you the opportunity to exchange your original 7 7/8% Senior Notes for a like principal amount of registered 7 7/8% Senior Notes.

      Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of senior notes, as set forth below). However, any purchaser of original notes who is one of our “affiliates,” who intends to participate in the exchange offer for the purpose of distributing the new notes or who is a broker-dealer who purchased senior notes from Pulte to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the staff of the SEC, (2) will not be able to tender its original notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the senior notes unless such sale or transfer is made pursuant to an exemption from such requirements.

      If you wish to exchange your original notes for new notes in the exchange offer, you will be required to make certain representations. These representations include that:

•	any new notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the original notes or new notes;

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes;

•	if you are a broker-dealer, you will receive new notes for your own account in exchange for original notes that acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such new notes; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Terms of the Exchange Offer

      We are offering to exchange $500 million in aggregate principal amount of our 7 7/8% Senior Notes due 2011 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 7 7/8% Senior Notes due 2011.

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes we accept in the exchange offer. You may tender some or all of your original notes under the exchange offer. However, the original notes are issuable in authorized denominations of $100,000 and integral multiples of $1,000 in excess thereof. Accordingly, original notes may be tendered only in denominations of $100,000 and integral multiples of $1,000 in excess thereof and, if you do not tender all of your original notes, you must retain at least $100,000 of original 7 7/8% Senior Notes. The exchange offer is not conditioned upon any minimum amount of original notes being tendered.

      The form and terms of the new notes will be the same as the form and terms of the original notes, except that:

•	the new notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer;

•	all of the new notes will be represented by global notes in book-entry form unless exchanged for notes in definitive certificated form under the limited circumstances described under “DESCRIPTION OF THE NEW NOTES — Global Notes and Book-Entry System”;

•	the new notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer; and

•	the new notes will be issuable in denominations of $1,000 and integral multiples thereof.

      The new notes will evidence the same debt as the original notes and will be issued under, and be entitled to the benefits of, the indenture, as supplemented, governing the original notes. The new notes will accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from date of issuance of the original notes. Accordingly, registered holders of new notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the original notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the original notes on that record date.

      In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Business Corporation Act of the State of Michigan or the indenture, as supplemented. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

      We will be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If we do not accept any tendered notes because of an invalid tender or for any other reason, we will return certificates for any unaccepted original notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

      The exchange offer will expire at 5:00 p.m., New York City time, on             , 2001, unless we, in our sole discretion, extend the exchange offer. If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, to delay accepting any original notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “Conditions” have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination.

Procedures for Tendering Original Notes

      Any tender of original notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender original notes in the exchange offer must do either of the following:

•	properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “Exchange Agent” on or before the expiration date; or

•	if the original notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

      In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your original notes, along with the letter of transmittal, on or before the expiration date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

      The term “agent’s message” means a message, transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or original notes to us.

      Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the original notes are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a member of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the original notes and an eligible institution must guarantee the signature on the power of attorney.

      If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act. If you wish to tender original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

      If you wish to tender on your behalf, you must, before completing the procedures for tendering original notes, either register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of original notes not properly tendered or original notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your original notes.

      By tendering, you will represent to us that, among other things:

•	the new notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the new notes;

•	neither you nor any other person receiving your new notes has any arrangement or understanding with any person to participate in the distribution of the new notes; and

•	neither you nor any other person receiving your new notes is our “affiliate,” as defined under Rule 405 of the Securities Act.

      If you or the person receiving your new note is our “affiliate,” as defined under Rule 405 of the Securities Act, or is participating in the exchange offer for the purpose of distributing the new notes, you or that other person (1) cannot rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

      If you are a broker-dealer and you will receive new notes for your own account in exchange for original notes, where such original notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

      Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue the new notes promptly after acceptance of the original notes.

      For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each original note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered original note.

      In all cases, we will issue new notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives (1) certificates for your original notes or a timely confirmation of book-entry transfer of your original notes into the exchange agent’s account at DTC and (2) a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message. If we do not accept any tendered original notes for any reason set forth in the terms of the exchange offer or if you submit original notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original notes without expense to you. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged original notes to your account maintained with DTC.

Book-Entry Transfer

      We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the original notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

      If you wish to tender your original notes and your original notes are not immediately available, or you cannot deliver your original notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

(1) the tender is made through an eligible institution;

(2) before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the principal amount of original notes tendered, (b) a statement that the tender is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the original notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent;

      and

(3) the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

      You may withdraw your tender of original notes at any time before the expiration date of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount, or, in the case of original notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for original notes have been transmitted, specify the name in which those original notes are registered if different from that of the withdrawing holder.

      If you have delivered or otherwise identified to the exchange agent the certificates for original notes, then, before the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

      We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any original notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, the original notes will be credited to an account maintained with DTC for the original notes. You may retender properly withdrawn original notes by following one of the procedures described under “Procedures for Tendering Original Notes” at any time on or before the expiration date.

Conditions

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any original notes if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

(2) the exchange offer, or the making of any exchange by a holder of original notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

      The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

Exchange Agent

      Bank One Trust Company, National Association is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Hand, Mail,

Courier or Telegram:
Bank One Trust Company, National Association
Attn: Exchanges Global Corporate Trust Services
One North State Street, 9th Floor
Chicago, IL 60602

For information call:

(800) 524-9472

Facsimile Transmission:

(312) 407-8853

E-mail:

bondholders@bankone.com

      Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

      We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

      You will not be obligated to pay any transfer taxes, unless you instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Original Notes

      If you are eligible to participate in the exchange offer but do not tender your original notes, you will not have any further registration rights. Your original notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the original notes that are not exchanged only:

•	to us;

•	so long as the original notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act;

•	to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring the notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

•	under any effective registration statement under the Securities Act;

      in each case in accordance with all other applicable securities laws. We do not intend to register the original notes under the Securities Act.

DESCRIPTION OF THE NEW NOTES

      You can find the definitions of some terms used in this description under the caption “Certain Definitions.” Unless otherwise stated or the context otherwise requires, references in this section to:

•	the term “senior notes” refers to the original notes and new notes, collectively; and

•	the “indenture” are references to the indenture dated as of October 24, 1995, as supplemented by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, two Indenture Supplements each dated as of April 3, 2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated as of July 31, 2001, and the Indenture Supplement dated August 6, 2001, between Pulte, as issuer, the subsidiary guarantors named therein, (the “Guarantors”) and Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago), as Trustee.

      We will issue the new notes under the indenture. We have summarized selected provisions of the Indenture below. The summary is not complete. Copies of the Indenture are available to prospective purchasers of the new notes upon request made to us. You should read the Indenture for provisions that may be important to you. Capitalized terms have the meanings assigned to them in the Indenture.

Principal, Maturity and Interest

      The Indenture does not limit the amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in one or more series. The original notes and the new notes will constitute a single series of debt securities under the Indenture and will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture.

      The new notes will be unsecured and unsubordinated obligations of Pulte Homes, Inc. and will rank equally and ratably with our other unsecured and unsubordinated indebtedness.

      We conduct our operations through our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Except as described below with regard to certain Del Webb senior subordinated notes, there currently are no restrictions on the ability of our subsidiaries (including the subsidiaries that are not Guarantors) to provide funds to us to meet our debt service obligations.

      The indentures relating to Del Webb’s senior subordinated notes contain “restricted payment” covenants which restrict the ability of Del Webb and its subsidiaries, certain of which will become Guarantors, to engage in dividends, distributions and other restricted payments as defined therein, which would limit their ability to transfer funds to us in order to enable us to meet our debt service obligations. As a result of the closing of the Del Webb acquisition, we were required to make a “change of control” offer to repurchase certain of the Del Webb senior subordinated notes. The holders of these Del Webb senior subordinated notes are not required to accept such offer. On August 1, 2001, we called for redemption all of the outstanding principal amount of Del Webb’s 9 3/4% senior subordinated notes due 2003, of which on July 31, 2001 there was $100 million principal amount outstanding. On August 27, 2001, we made “change of control” offers to repurchase all of the Del Webb senior subordinate notes, except for the 9 3/4% senior subordinated notes due 2003, which had already been redeemed. Del Webb has the right to redeem all other of its outstanding senior subordinated notes, at its option, at varying prepayment premiums, in the future.

      Any right we have or our creditors have to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. Accordingly, the new notes will also be effectively subordinated to the creditors of our subsidiaries. The new notes will, however, have the benefit of the Guarantees from the Guarantors, which consist of all of our US homebuilding subsidiaries. The Guarantees from the Guarantors, however, are unsecured, and accordingly, will be effectively subordinated to the secured debt of the Guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the Guarantees. The payment of dividends or the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

      The new notes will mature on August 1, 2011. Interest on the new notes will accrue at a rate of 7 7/8% per annum, will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semiannually in arrears on each August 1 and February 1 (each an “Interest Payment Date”), commencing on February 1, 2002. We will pay interest to the persons in whose names the new notes are registered at the close of business on July 15 or January 15, as the case may be, before any Interest Payment Date.

      We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company (“DTC”) and its participants in effect from time to time. DTC will act as the Depositary for the global notes.

      The new notes will not be entitled to the benefit of any sinking fund or mandatory redemption provisions.

      The new notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. The new notes will initially be represented by one or more global notes in book-entry form. See “Global Notes and Book-Entry System.”

      The principal of, premium, if any, and interest on the new notes will be payable, and, subject to the restrictions on transfer described herein, the new notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes shall be the office of the Trustee. No service charge will be made for any registration of transfer or exchange of the new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection herewith.

      If any Interest Payment Date or maturity date of any of the new notes is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at such place of payment on that date but may be made on the next succeeding business day at that place of payment, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or maturity date, as the case may be.

      The Indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The Indenture does not contain covenants or other provisions designed to afford holders of the new notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

      We do not intend to apply for the listing of the new notes on a national securities exchange or quotation system.

      We expect that interests in the global notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore be required by DTC to settle in immediately available funds.

Guarantees

      Payment of principal of, premium, if any, and interest on the new notes will be guaranteed, jointly and severally, on a senior basis by all of the Guarantors. Each Guarantee will be an unsecured senior obligation of the Guarantor issuing such Guarantee, ranking equal in right of payment with all existing and future Guarantor Senior Indebtedness.

      The Indenture provides that, in the event any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

Optional Redemption

      We may, at our option, redeem the new notes in whole at any time or in part from time to time, on at least 30 but nor more than 60 days prior notice, at a redemption price equal to the greater of:

•	100% of their principal amount, and

•	the present value of the Remaining Scheduled Payments (as defined below) on the new notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate (as defined below) plus 40 basis points (0.40%).

We will also accrue interest on the new notes to the date of redemption. In determining the redemption price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      If money sufficient to pay the redemption price of and accrued interest on the new notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the new notes (or such portions thereof) called for redemption and the new notes will cease to be outstanding.

      “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such new notes.

      “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such price on such business day. (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

      “Reference Treasury Dealer” means (A) Salomon Smith Barney Inc. or one of the other initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Remaining Scheduled Payments” means, with respect to any new note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such new note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

      “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Repurchase of the New Notes at the Option of the Holder

      In the event of any Change in Control Triggering Event occurring on or prior to maturity, each holder of new notes will have the right, at the holder’s option, subject to the terms and conditions of the Indenture, to require us to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such holder’s new notes on the date that is not less than 30 nor more than 60 business days after the occurrence of such Change in Control Triggering Event (the “Change in Control Purchase Date”) at a cash price equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date (the “Change in Control Purchase Price”).

      Within 15 business days after the Change in Control Triggering Event, we are obligated to mail to the Trustee and to all holders at their addresses shown in the Securities Register (and to beneficial owners as required by applicable law) a notice regarding the Change in Control Triggering Event, which notice shall state, among other things: (i) the date by which the Change in Control Purchase Notice (as defined below) must be given by such holder, (ii) the Change in Control Purchase Price, (iii) the Change in Control Purchase Date, (iv) the name and address of the Trustee and of any other office or agency maintained for the purpose of the surrender of new notes for purchase, (v) the procedures for withdrawing a Change in Control Purchase Notice and (vi) the procedures that holders must follow to exercise these rights. We will cause a copy of such notice to be published in a daily newspaper of national circulation.

      To exercise this right, the holder must deliver written notice (a “Change in Control Purchase Notice”) to the Trustee or to any other office or agency maintained for such purpose, of the exercise of such right prior to the close of business on the business day immediately prior to the Change in Control Purchase Date. The Change in Control Purchase Notice must state (i) the cusip number and the certificate number, if applicable, of the new notes to be delivered by the holder for purchase by us; (ii) the portion of the principal amount of new notes to be purchased, which portion must be $1,000 or an integral multiple thereof; and (iii) that such new notes will be submitted for purchase by us on the Change in Control Purchase Date pursuant to the applicable provisions of the new notes.

      Any Change in Control Purchase Notice may be withdrawn by the holder by a written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for such purpose on the business day immediately prior to the Change in Control Purchase Date. The notice of withdrawal shall state the principal amount of the new notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the original Change in Control Purchase Notice.

      Payment of the Change in Control Purchase Price for a new note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of such note (together with any endorsements) to the Trustee or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the Change in Control Purchase Date) after delivery of such

Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for such note will be made promptly following the later of the Change in Control Purchase Date or the time of delivery of such note. If we have deposited with the Trustee, in accordance with the Indenture, money sufficient to pay the Change in Control Purchase Price of such note on the Change in Control Purchase Date, then, on and after the Change in Control Purchase Date, such note shall cease to be outstanding and interest on such note will cease to accrue, whether or not such note is delivered to the Trustee or to any other office or agency maintained for such purpose, and all other rights of the holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of the note). In accordance with the Indenture, no note may be purchased pursuant to a Change in Control Triggering Event if there has occurred and is continuing an Event of Default described below under “Events of Default” (other than a default in the payment of the Change in Control Purchase Price with respect to such senior notes).

      We shall make all filings required under and comply with all federal and state securities laws regulating the purchase of senior notes at the option of holders upon a Change in Control Triggering Event, including, if applicable, Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder and any other applicable tender offer rules.

      The Change in Control Triggering Event purchase feature of the new notes may in certain circumstances make it more difficult or discourage a change of control transaction or the removal of incumbent management. If such a Change in Control Triggering Event were to occur, there can be no assurance that we would have sufficient funds to pay the Change in Control Purchase Price for all new notes tendered by the holders thereof. A default by us on our obligation to pay the Change in Control Purchase Price could result in acceleration of the payment of our other Indebtedness at the time outstanding.

      “Change in Control” means, with regard to us, the occurrence of (i) any consolidation, share exchange or merger in which we are not the continuing or surviving corporation or pursuant to which our voting stock would be converted into cash, securities or other property, other than, in any case, a merger in which the holders of our voting stock immediately prior to the merger have the same or greater proportionate ownership directly or indirectly, of the voting stock of the surviving corporation immediately after the merger as they had of our voting stock immediately before the merger, or (ii) any person, including our affiliates (other than Pulte, our Restricted Subsidiaries, our or our subsidiaries’ employee stock ownership plans or employee benefit plans, or a Permitted Holder) filing a Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such person has become the beneficial owner of 50% or more of our voting stock.

      In view of such definition, a Change in Control will not occur, and a Change in Control Triggering Event will not arise in connection with, among other things, any Permitted Holder becoming the beneficial owner of 50% or more of our voting stock.

      “Change in Control Triggering Event” means the occurrence of both a Change in Control and Rating Decline.

      “Investment Grade” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

      “Moody’s” means Moody’s Investors Services, Inc. and its successors.

      “Permitted Holder” means (i) William J. Pulte, (ii) any of his respective affiliates, parents, spouses, descendants, and spouses of descendants, (iii) any trusts or other entities controlled by Mr. Pulte and (iv) in the event of the death or incapacity of Mr. Pulte or any of the persons referred to in clause (ii) above, their respective estates, heirs, executors, administrators or other personal representatives.

      “Rating Agency” means (i) S&P, (ii) Moody’s, or (iii) if S&P or Moody’s or both shall not make a rating of the senior notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Pulte, which shall be substituted for S&P or Moody’s or both, as the case may be.

      “Rating Category” means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the senior notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB will constitute a decrease of one gradation).

      “Rating Date” means the date which is 30 days prior to the earliest of (i) a Change in Control, (ii) public notice of the occurrence of a Change in Control and (iii) public notice of the intention by Pulte to effect a Change in Control.

      “Rating Decline” means the occurrence on or within 30 days after the earlier of the date of public notice of the occurrence of a Change in Control or the public announcement of the intention by Pulte to effect a Change in Control (which period shall be extended so long as the rating of the new notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the new notes are rated by either Moody’s or S&P on the Rating Date as Investment Grade, the rating of the new notes by both such Rating Agencies below Investment Grade, or (b) in the event the new notes are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the new notes by either Rating Agency is decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

      “S&P” means Standard & Poor’s Ratings Services and its successors.

Certain Covenants

      Restrictions on Secured Debt. The Indenture provides that we will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the new notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

(1) Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2) Security Interests on property at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects our property or the property of a Restricted Subsidiary prior to such transaction);

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or a Restricted Subsidiary; and

(4) Security Interests securing Indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us or Security Interests securing our Indebtedness owing to a Guarantor.

      Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

      In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the new notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) above and any Secured Debt in relation to which the new notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Leaseback Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire Indebtedness or to the purchase of property as described under “Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets (as defined below).

      The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Land Financing (as defined below) by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

      Restrictions on Sale and Lease-back Transactions. The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1) notice is promptly given to the Trustee of the Sale and Leaseback Transaction;

(2) fair value is received by us or the relevant Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors of Pulte delivered to the Trustee); and

(3) we or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies an amount equal to the net proceeds therefrom either:

•	to the redemption, repayment or retirement of debt securities of any series under the Indenture (including the cancellation by the Trustee of any debt securities of any series delivered by Pulte to the Trustee), Senior Indebtedness of Pulte or Guarantor Senior Indebtedness, or

•	to the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred.

      In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) described in “Restrictions on Secured Debt,” above or Secured Debt in relation to which the senior notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire Indebtedness or to the purchase of property as described in clause (2) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Certain Definitions

      “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding debt securities of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

      “Bank Credit Facility” means, collectively, the (i) Credit Agreement, dated as of August 31, 2000, as amended, by and among Pulte Homes, Inc., material subsidiaries of Pulte Homes, Inc. as guarantors, Bank of America, N.A., as administrative agent, Bank One, NA, as syndication agent, Comerica Bank, as co-agent, Banc of America Securities LLC, as arranger, and the other lenders named therein, (ii) Credit Agreement, dated July 31, 2001, by and among Pulte Homes, Inc., material subsidiaries of Pulte Homes,

Inc. as guarantors, Citicorp Real Estate, Inc., as administrative agent and lender, Bank One, NA, as syndication agent, Bank of America N.A., as documentation agent, and the other lenders named therein, and, in each case, any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness or increasing the amount to be borrowed under such agreements or any successor agreement, whether or not by or among the same parties.

      “Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including Pulte) together with the total amount of assets that would be included on Pulte’s balance sheet, not including its subsidiaries, under generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in subsidiaries that are not Restricted Subsidiaries, including, without limitation, PMC; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

      “Guarantor Senior Indebtedness” means the principal of, premium on, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) and other amounts due on or in connection with any Indebtedness of any Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not rank equal with the Guarantees. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowable as a claim in such proceeding) on all obligations of every nature of any Guarantor under the Bank Credit Facility, the Indenture and any interest rate or foreign exchange agreement now existing or hereinafter entered into by any Guarantor with any lender under the Bank Credit Facility, including, without limitation, all fees, expenses (including fees and expenses of counsel), claims, charges and indemnity obligations. Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include (1) Indebtedness of any Guarantor that is expressly subordinated in right of payment to such Guarantor’s Guarantee, (2) Indebtedness of any Guarantor that by operation of law is subordinate to any general unsecured obligations of such Guarantor, (3) Indebtedness of any Guarantor to the extent incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (4) Indebtedness of any Guarantor to Pulte or any of its Subsidiaries, (6) any liability for federal, state, local or other taxes owed or owing by any Guarantor, and (vii) trade payables owed or owing by any Guarantor.

      “Indebtedness” means (1) any liability of any person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; (3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (1), (2) and (3) above.

      “Non-Recourse Land Financing” means any Indebtedness of Pulte or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to Pulte or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which Pulte or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse, obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse, obligations or liabilities of ours or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty representation or covenant in respect of any Indebtedness will not prevent Indebtedness from being classified as Non-Recourse Land Financing.

      “Redeemable Capital Stock” means any capital stock of Pulte or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the securities or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

      “Restricted Subsidiary” means any Guarantor and any other of our subsidiaries as of the date of the Indenture and any successor to such Guarantor or subsidiary other than (i) First Heights Bank, Pulte Financial Companies, Inc., PMC, Pulte Diversified Companies, Inc. or North American Builders Indemnity Corporation; (ii) Del Webb Mortgage Corporation and (iii) any successor to any of the subsidiaries described in clauses (i) and (ii).

      “Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to Pulte or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to Pulte or a Restricted Subsidiary.

      “Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in any of our property or the property of any Restricted Subsidiary or (ii) a Security Interest in shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Land Financing that consists exclusively of “land under development,” “land held for future development” or “improved lots and parcels,” as such categories of assets are determined in accordance with generally accepted accounting principles. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

      “Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

      “Senior Indebtedness” means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an Event of Default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any of our Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, including under the debt securities and the Bank Credit Facility, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the debt securities. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) our Indebtedness that is expressly subordinated in right of payment to any of our Senior Indebtedness, (2) our Indebtedness that by operation of law is subordinate to any of our general unsecured obligations, (3) our Indebtedness to any Subsidiary, (4) Indebtedness incurred in violation of the restrictions described under “Restrictions on Secured Debt” and “Restrictions on Sale and Lease-back Transactions,” (5) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by us, and (6) to the extent it might constitute Indebtedness, trade account payables owed or owing by us.

      “Significant Subsidiary” means any Subsidiary (i) whose revenues exceed 10% of our total revenues, in each case for the most recent fiscal year, or (ii) whose net worth exceeds 10% of our total stockholders’ equity, in each case as of the end of the most recent fiscal year.

      “Subsidiary” means any corporation of which at the time of determination by us, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

      “Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Consolidation, Merger and Sale of Assets

      Neither we, the Guarantors nor the Restricted Subsidiaries will consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

(1) the person is a corporation organized under the laws of the United States of America or any state thereof;

(2) the person assumes by supplemental indenture all the obligations of Pulte or such guarantor or Restricted Subsidiary, as the case may be, relating to the senior notes, the Guarantees and the Indenture, as the case may be, and shall also expressly assume by an amendment or supplement executed and delivered to the Trustee, in form satisfactory to the Trustee, all of our covenants and other obligations under the registration rights agreement; and

(3) immediately after the transaction no Event of Default exists; provided that this clause (3) will not restrict or be applicable to a merger, consolidation or liquidation of a Restricted Subsidiary or Guarantor with or into us or another subsidiary that is wholly-owned, directly or indirectly, by us that is, or concurrently with the completion of such merger, consolidation or liquidation becomes, a Guarantor or a Restricted Subsidiary that is wholly-owned, directly or indirectly, by us.

      Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for us or such Guarantor or Restricted Subsidiary (including any merger or consolidation described in the proviso at the end of the immediately preceding sentence), as applicable, under the Indenture. The successor corporation may then exercise every power and right of ours or such Guarantor or Restricted Subsidiary under the Indenture, and we or such Guarantor or Restricted Subsidiary, as applicable, will be released from all of our respective liabilities and obligations in respect of the senior notes and the Indenture. If we or any Guarantor or Restricted Subsidiary leases all or substantially all of its assets, the lessee corporation will be the successor to us or such Guarantor or Restricted Subsidiary and may exercise every power and right of ours or such Guarantor or Restricted Subsidiary, as the case may be, under the Indenture, but we or such Guarantor or Restricted Subsidiary, as the case may be, will not be released from our respective obligations to pay the principal of and premium, if any, and interest, if any, on the senior notes.

Events of Default

      An Event of Default with respect to the new notes is defined in the Indentures as being:

(1) default for 30 days in the payment of any installment of interest on the new notes;

(2) default in the payment of any principal on the new notes;

(3) default or breach by us, the Guarantors or any Significant Subsidiary in the performance of any of the agreements in the Indenture applicable to the senior notes (other than a default or breach specifically dealt with elsewhere in the Indenture) which shall not have been remedied within a period of 60 days after receipt of written notice by us from the Trustee or by us and such Trustee from the Holders of not less than 25% in principal amount of the debt securities issued under the Indenture then outstanding;

(4) any default under an instrument evidencing or securing any of our Indebtedness or the Indebtedness of any Guarantor or Restricted Subsidiary (other than Non-Recourse Land Financing) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity;

(5) any Guarantee in respect of the new notes by a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by any Guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms (other than by reason of the termination of the Indenture or the release or discharge of any such Guarantee in accordance with the terms of the Indenture), provided, however, that if we or any Guarantor asserts in writing that any such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph (if (i) such written assertion is accompanied by an opinion of counsel to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (ii) we or such Guarantor delivers an officers’ certificate to the effect that we or such Guarantor represents that such defect or defects shall be so remedied within such 10-day period, and (iii) such defect or defects are in fact so remedied within such 10-day period); and

(6) certain events of bankruptcy, insolvency or reorganization involving us or any Significant Subsidiary.

      The Indenture provides that if an Event of Default (other than an Event of Default described in clause (6) above) shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of debt securities issued under the Indenture then outstanding may declare the principal amount of all the debt securities and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of or interest on debt securities of that series) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding. If an Event of Default described in clause (6) above occurs and is continuing, then the principal amount of all the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

      The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of the new notes before proceeding to exercise any right or power under the Indenture at the request of the holders of the senior notes. The Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities issued under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

      No holder of new notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless: (1) the holder shall have previously given the Trustee written notice of an Event of Default with respect to the new notes, (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities issued under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (3) the Trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice and (4) no direction inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities under the Indenture. However, any right of a holder of new notes to receive payment of the principal of and any interest on the new notes on or after the dates expressed in the senior notes and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such Holder.

      The Indenture contains a covenant that we will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

Modification and Waiver

      We and the Trustee, with the consent of the holders of at least a majority of the principal amount of the outstanding debt securities issued under the Indenture, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the new notes, except that no such supplemental indenture may, without the consent of the holder of each outstanding security affected by the supplemental indenture, among other things:

(1) extend the final maturity of the new notes, or reduce the rate or extend the time of payment of interest on the new notes, or reduce the principal amount of the new notes, or impair the right to institute suit for payment of the new notes;

(2) reduce the percentage of debt securities, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences provided in the Indenture;

(3) modify any of the provisions regarding the modification of the Indenture, waivers of past defaults and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

      Our Board of Directors does not have the power to waive any of the covenants of the Indenture including those relating to consolidation, merger or sale of assets.

      We and the Trustee may modify or amend provisions of the Indenture without the consent of any holder for any of the following purposes:

(1) to evidence the succession of another person to us or any Guarantor under the Indenture and the new notes;

(2) to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the new notes or to surrender any right or power conferred upon us or such Guarantor by the Indenture;

(3) to add Events of Default for the benefit of the holders of the new notes;

(4) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding new notes;

(5) to secure any debt securities under the Indenture;

(6) to establish the form or terms of the debt securities of any series;

(7) to add Guarantors;

(8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(9) to close the Indenture to authentication and delivery of additional series of debt securities, and to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of the new notes; or

(10) to supplement any of the provisions of the Indentures to the extent necessary to permit or facilitate defeasance and discharge of the new notes, provided that such action shall not adversely affect the interests of the holders of the new notes in any material respect.

      The holders of at least a majority in principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default under the Indenture. However, they may not waive a default (1) in the payment of the principal of (or premium, if any) or any interest on any debt security or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

Defeasance Provisions

      Defeasance and Discharge. The Indenture provides that we will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost, destroyed or mutilated debt securities, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money, government obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and the debt securities. This type of discharge may only occur if there has been a change in applicable federal law or we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the debt securities of that series has occurred and being continuing on the date of deposit of cash and/or government securities are deposited in trust and other conditions specified in the Indenture are satisfied. The term “government obligations” means securities of the government which issued the currency in which the debt securities of the series are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

      Defeasance of Certain Covenants. The Indenture also provides that we may omit to comply with the covenants described above under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” with respect to the debt securities of that series if we comply with the following conditions. In order to exercise this option, we will be required to deposit with the Trustee money, government obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and the debt securities. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

      Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such Event of Default. However, we shall remain liable for such payments.

Regarding the Trustee

      Bank One Trust Company, National Association (successor-in-interest to The First National Bank of Chicago) is trustee under the Indenture, pursuant to which certain of our debt securities are outstanding and pursuant to which the senior notes are to be issued. Bank One Trust Company, National Association may maintain normal banking relationships with us (and is an affiliate of Bank One, NA, which participates in and acts as co-agent in our Bank Credit Facility and provides cash management, banking and other services for us in the normal course of our business and an affiliate of Banc One Capital Markets, Inc., an initial purchaser in this offering).

Global Notes and Book-Entry System

  The Global Securities

      The new notes will be issued in the form of one or more global notes, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

      Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

  Certain Book Entry Procedures for the Global Notes

      The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

      DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a direct or indirect custodial relationship with a participant (“indirect participants”). Investors who are not participants may beneficially own senior notes held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

      Upon the issuance of a global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts of the persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in the global note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

      So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the senior notes represented by a global note for all purposes under the Indenture and the senior notes. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have new notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of new notes in definitive certificated form, and will not be considered holders of the new notes for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in a global note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice to take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      Payments of the principal of, premium, if any, and interest on a global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

      The Indenture provides that, if the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within ninety days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the new notes, then we will issue certificated notes in exchange for the global note(s). In addition, we may at any time and in our sole discretion determine not to have the new notes represented by a global note and, in such event, will issue certificated notes in exchange for the global note(s). In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of certificated notes equal in principal amount to its beneficial interest and to have the certificated notes registered in its name. We expect that instructions for registering the certificated notes would be based upon directions received from the Depositary with respect to ownership of the beneficial interests in a global note.

      Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      According to DTC, the foregoing information with respect to DTC has been provided by it for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. The information contained herein concerning DTC and its book-entry system has been obtained from sources believed to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Funds

      We will make all payments of principal of, premium, if any, and interest on the global notes in immediately available funds to DTC.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the principal general federal income tax consequences to a holder of new notes (a “United States Holder”) who is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Holders.

      The following summary deals only with new notes held as capital assets by purchasers at the issue price who are United States Holders and not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, persons holding senior notes as a hedge against or which are hedged against currency risks, persons who are not United States Holders and persons whose functional currency is not the U.S. dollar. A person considering the purchase of new notes should consult his or her own tax advisor concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations.

      This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a United States Holder. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the senior notes may differ from the treatment described below.

Exchange of Notes

      There will be no federal income tax consequences to United States holders of exchanging original notes for new notes under the exchange offer because the exchange offer will occur by operation of the terms of the original notes and will not result in any material alteration in the terms of the original notes. Each exchanging holder will have the same adjusted tax basis and holding period in the new notes as it had in the original notes immediately before the exchange.

General

      As a general rule, interest paid or accrued on the new notes will be treated as ordinary income to United States Holders. A United States Holder using an accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the new notes in ordinary income as interest accrues, while a United States Holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include interest in ordinary income when payments are received by (or made available for receipt to) the holder.

      We intend to take the position that the new notes do not, as of the issue date, represent contingent payment debt because the likelihood of paying an increased rate of interest as a result of a Registration Default is remote. A United States Holder may not take a contrary position unless such contrary position is disclosed in the proper manner to the IRS. United States Holders should consult their tax advisors regarding the tax consequences of the senior notes being treated as contingent payment debt.

      If, contrary to current expectations, we pay additional interest, or if the IRS successfully asserts that these contingent payments were not remote as of the issue date, the amount and the timing of the interest income that a United States Holder is required to include in taxable income, as well as any gain on a sale of the senior notes, might have to be redetermined, or recharacterized as ordinary income.

Sale, Exchange or Retirement of Senior Notes

      A United States Holder’s tax basis in a new note will generally be its cost. Upon the sale, exchange, redemption or retirement of a new note, a United States Holder will generally recognize gain or loss on such sale, exchange, redemption or retirement equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and the holder’s tax basis in the new note. Long-term capital gain of a non-corporate United States Holder is generally subject to a maximum tax rate of 20% in respect of senior notes held for more than one year.

Withholding Taxes and Reporting Requirements

      Interest payments and payments of principal and any premium with respect to a new note will be reported to the extent required by the Code to the United States Holders and the IRS. These amounts will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax will apply to these payments if a United States Holder fails to supply us or our agent with the holder’s taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. The backup withholding tax rate of 30.5%, in effect for payments made on or after August 7, 2001, will be reduced to 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding tax rate will be increased to 31%.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of new notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents or by writing or telephoning us. See “WHERE YOU CAN FIND MORE INFORMATION.”

      Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law;

•	the suspension is taken for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction; or

•	an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

      If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the senior notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the securities offered in this exchange offer will be passed upon for us by Honigman Miller Schwartz and Cohn, Detroit, Michigan. A partner of Honigman Miller, Alan E. Schwartz, is a Director of Pulte Homes, Inc. As of October 1, 2001 approximately 4 Honigman Miller attorneys beneficially owned a total of approximately 59,250 shares of Pulte Homes, Inc.’s common stock and options to purchase an additional 4,000 shares of common stock.

EXPERTS

      The consolidated financial statements of Pulte Homes, Inc. appearing (or incorporated by reference) in Pulte Homes, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included (or incorporated by reference) therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Del Webb Corporation as of June 30, 2000 and 1999, and for each of the years in the three-year period ended June 30, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public over the internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as any regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

      Our common stock is listed on the New York Stock Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed with the SEC a registration statement on Form S-4 to register the new notes to be issued in connection with this exchange offer. This prospectus, which forms a part of the registration statement, does not contain all of the information included or incorporated in the registration statement. The full registration statement can be obtained from the SEC as indicated above.

      The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Pulte’s annual report on Form 10-K for the fiscal year ended December 31, 2000;

•	Pulte’s quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

•	Pulte’s current reports on Form 8-K, dated February 12, 2001, February 23, 2001, May 2, 2001, July 25, 2001, July 26, 2001, July 27, 2001, July 31, 2001 and two dated August 31, 2001;

•	Pulte’s joint proxy statement/prospectus, dated June 28, 2001;

•	Del Webb’s annual report on Form 10-K for the fiscal year ended June 30, 2000;

•	Del Webb’s quarterly reports on Form 10-Q for the three quarters ended September 30, 2000, December 31, 2000 and March 31, 2001; and

•	Del Webb’s current reports on Form 8-K dated May 2, 2001, July 25, 2001 and July 31, 2001.

      We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the completion of the exchange offer. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

      You can obtain a copy of any documents which are incorporated by reference in this prospectus, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Investor Relations

Pulte Homes, Inc.
33 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, Michigan 48304
(248) 647-2750
Telecopy: (248) 433-4543
Attn: James Zeumer

      To ensure timely delivery of the documents, you should make your request by           , 2001. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

      You should rely only on the information contained or incorporated by reference in this document or to which we have referred you. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. You should assume that the information in this document is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

      All dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Officers and Directors

      Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

      Our Articles of Incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of the director’s fiduciary duty. However, our Articles do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director’s duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Articles. In addition, our Bylaws generally provide that, to the fullest extent permitted by applicable law, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation), including a shareholders’ derivative action, by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      We have obtained Directors’ and Officers’ liability insurance. The policy provides for $40 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.

ITEM 21.  Exhibits

3.1	— Articles of Incorporation, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 19(a) to Pulte Corporation’s Form 10-Q for the quarter ended June 30, 1988).
3.2	— By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3(b) to Pulte Corporation’s Registration Statement on Form S-4, Registration No. 33-17223).
4.1
— Senior Note Indenture dated as of October 24, 1995 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 7.3% unsecured Senior Notes due 2005 ($125,000,000 original aggregate principal amount) and 7.625% unsecured Senior Notes due 2017 ($150,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit (c)1 to Pulte Corporation’s Current Report on Form 8-K dated October 20, 1995).

4.2
— Indenture Supplement dated as of August 27, 1997 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).

4.3
— Indenture Supplement dated as of March 20, 1998 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).

4.4
— Indenture Supplement dated January 31, 1999 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).

4.5
— Indenture Supplement dated April 3, 2000 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.5 to Pulte Corporation Registration Statement on Form S-4, Registration No. 333-36814).

4.6
— Indenture Supplement dated February 21, 2001 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).

4.7*
— Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc.

4.8*
— Indenture Supplement dated August 6, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc.

4.9
— Senior Note Indenture dated as of December 1, 1993 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 8.375% unsecured Senior Notes due 2004 ($115,000,000 original aggregate principal amount) and 7% unsecured Senior Notes due 2003 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Registration Statement on Form S-3, Registration No. 33-71742).

4.10
— Indenture Supplement dated August 27, 1997 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).

4.11
— Indenture Supplement dated March 20, 1998 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).

4.12
— Indenture Supplement dated January 31, 1999 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).

4.13*	— Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., The Bank of New York and certain subsidiaries of Pulte Homes, Inc.
4.14
— Senior Note Indenture dated as of February 18, 1999 among Del Webb Corporation and Bank of Montreal Trust Company, relating to Del Webb Corporation’s 10 1/4% Senior Subordinated Debentures due 2010 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.2 to Del Webb Corporation’s current report on Form 8-K dated February 18, 1999).

4.15
— Senior Note Indenture dated as of May 11, 1998 among Del Webb Corporation and State Street Bank and Trust Company, relating to Del Webb Corporation’s 9 3/8% Senior Subordinated Debentures due 2009 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.1 to Del Webb Corporation’s current report on Form 8-K dated May  11, 1998).

4.16
— Senior Note Indenture dated as of January 21, 1997 among Del Webb Corporation and State Street Bank and Trust Company, relating to Del Webb Corporation’s 9 3/4% Senior Subordinated Debentures due 2008 ($150,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.1 to Del Webb Corporation’s current report on Form  8-K dated January 22, 1997).

4.17
— Senior Note Indenture dated as of February 11, 1994 among Del Webb Corporation and The Bank of New York, relating to Del Webb Corporation’s 9% Senior Subordinated Debentures due 2006 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit  4.1 to Del Webb Corporation’s current report on Form 8-K dated February 11, 1994).

4.18*
— Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, N.A., as Syndication Agent, and Comerica Bank, as Co-Agent.

4.19*
— First Amendment dated February 16, 2001 to Credit Agreement as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent.

4.20*
— Second Amendment dated July 30, 2001 to Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent.

4.21*
— Intercreditor and Subordination Agreement dated as of July 31, 2001, among Asset Seven Corp., each subsidiary of Pulte Homes, Inc. that from time to time executes an Intercreditor Joinder Agreement, Bank of America, N.A., as administrative agent for the Five Year Lenders, Citicorp Real Estate, Inc., as administrative agent for the Bridge Lenders, and Bank One Trust Company, National Association, as trustee for the Noteholders.

4.22
— Letter of Representations dated October 2, 2001 between Pulte Homes, Inc., Bank One Trust Company, National Association, as trustee, and The Depository Trust Company relating to Pulte Homes, Inc.’s 7 7/8% Senior Notes due 2011 ($500,000,000 original aggregate principal amount).

4.23*	— Registration Rights Agreement dated August 6, 2001 among Pulte Homes, Inc. and Salomon Smith Barney Inc., as the Initial Purchaser Representative.
5.1*	— Opinion of Honigman Miller Schwartz and Cohn.
12.1*	— Computation of Ratio of Earnings to Fixed Charges.

23.1*	— Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1 hereto).
23.2*	— Consent of Ernst & Young LLP.
23.3*	— Consent of KPMG LLP.
24.1*	— Power of Attorney (included in Pulte Homes, Inc. signature page hereto).
25.1*	— Statement of Eligibility of trustee on Form T-1 of Bank One Trust Company, National Association.
99.1*	— Form of Letter of Transmittal.
99.2*	— Form of Notice of Guaranteed Delivery.
99.3*	— Form of Letter to Clients.
99.4*	— Form of Letter to Registered Holder and/or DTC Participant.
99.5*	— Form of Letter to Nominees.
99.6*	— Form of Exchange Agent Agreement.

*  Filed herewith.

ITEM 22.  Undertakings

      (a) The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President, General Counsel
and Secretary

      Each of the undersigned officers and directors of Pulte Homes, Inc. does hereby severally constitute and appoint Roger A. Cregg, Vincent J. Frees, Bruce E. Robinson and John R. Stoller, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of October 1, 2001.

Signature	Title

/s/ WILLIAM J. PULTE William J. Pulte	Chairman of the Executive Committee of the Board of Directors

/s/ ROBERT K. BURGESS Robert K. Burgess	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ ROGER A. CREGG Roger A. Cregg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)
/s/ D. KENT ANDERSON D. Kent Anderson	Director
/s/ DEBRA J. KELLY-ENNIS Debra J. Kelly-Ennis	Director

Signature	Title

/s/ DAVID N. MCCAMMON David N. McCammon	Director
/s/ PATRICK J. O’MEARA Patrick J. O’Meara	Director
/s/ MICHAEL W. ROSSI Michael W. Rossi	Director
/s/ GLENN W. SCHAEFFER Glenn W. Schaeffer	Director
/s/ ALAN E. SCHWARTZ Alan E. Schwartz	Director
/s/ FRANCIS J. SEHN Francis J. Sehn	Director
/s/ JOHN J. SHEA John J. Shea	Director
/s/ WILLIAM B. SMITH William B. Smith	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ABACOA HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES R. HATHAWAY Charles R. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

AMERICAN TITLE OF THE PALM BEACHES CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ANTHEM ARIZONA L.L.C.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary, and Manager
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Manager

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ASSET FIVE CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary, and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ASSET SEVEN CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President and Assistant Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

BELLASERA CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

CARR’S GRANT, L.L.C.

By:	PULTE HOME CORPORATION

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ ROBERT J. HALSO Robert J. Halso	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ ROBERT P. SCHAFER Robert P. Schafer	Vice President of Finance
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL E. WEBB DEVELOPMENT CO. L.P.

By:	DEL WEBB COMMUNITIES INC.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL E. WEBB FOOTHILLS CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB CALIFORNIA CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB COMMUNITIES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROGER A. CREGG Roger A. Cregg	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ MICHAEL A. O’BRIEN Michael A. O’Brien	Senior Vice President-Corporate Development and Director
/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer
/s/ DAVID N. MCCAMMON David N. McCammon	Director
/s/ FRANCIS J. SEHN Francis J. Sehn	Director
/s/ DEBRA KELLY-ENNIS Debra Kelly-Ennis	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB’S COVENTRY HOMES
CONSTRUCTION CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB’S COVENTRY HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB’S COVENTRY HOMES OF NEVADA, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB GOLF CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB HOME CONSTRUCTION, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director
/s/ ROGER A. CREGG Roger A. Cregg	Senior Vice President and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB LIMITED HOLDING CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB SOUTHWEST CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB’S SPRUCE CREEK COMMUNITIES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB’S SUNFLOWER OF TUCSON, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEL WEBB TEXAS LIMITED PARTNERSHIP

By:	DEL WEBB SOUTHWEST COMPANY

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DEVTEX LAND, L.P.

By:	PN I, INC.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ GREGORY M. NELSON Gregory M. Nelson	President (Principal Executive Officer)
/s/ DONALD J. DYKSTRA Donald J. Dykstra	Vice President of Finance, Assistant Secretary and Director

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Assistant Secretary and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DIVOSTA AND COMPANY, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	President (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ ROGER A. CREGG Roger A. Cregg	Director
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DIVOSTA BUILDING CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ CURTIS K. RING Curtis K. Ring	President (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director
/s/ WILLIAM E. SHANNON William E. Shannon	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

DIVOSTA HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ GLEN T. TROTTA Glen T. Trotta	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Vice President and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

FLORIDA BUILDING PRODUCTS, INC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ WILLIAM E. SHANNON William E. Shannon	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

FLORIDA CLUB HOMES, INC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

HAMMOCK RESERVE DEVELOPMENT COMPANY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

HARRISON HILLS, LLC

By:	WIL CORPORATION

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ VINCENT J. FREES Vincent J. Frees	President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer, and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ISLAND WALK DEVELOPMENT COMPANY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

MOUNTAIN VIEW TWO, LLC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President and Assistant Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

NEW MEXICO ASSET CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President and Assistant Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

NEW MEXICO ASSET LIMITED PARTNERSHIP

By:	DEL WEBB CORPORATION

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROGER A. CREGG Roger A. Cregg	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ MICHAEL A. O’BRIEN Michael A. O’Brien	Senior Vice President-Corporate Development and Director
/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer
/s/ DAVID N. MCCAMMON David N. McCammon	Director
/s/ FRANCIS J. SEHN Francis J. Sehn	Director
/s/ DEBRA KELLY-ENNIS Debra Kelly-Ennis	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

ONE WILLOWBROOK L.L.C.

By:	WIL CORPORATION

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ VINCENT J. FREES Vincent J. Frees	President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PB VENTURES L.L.C.

By:	PULTE HOMES, INC.

General Partner

*By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President, General Counsel
and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM J. PULTE* William J. Pulte	Chairman of the Executive Committee of the Board of Directors

/s/ ROBERT K. BURGESS* Robert K. Burgess	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ ROGER A. CREGG* Roger A. Cregg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ VINCENT J. FREES* Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)
/s/ D. KENT ANDERSON* D. Kent Anderson	Director
/s/ DEBRA J. KELLY-ENNIS* Debra J. Kelly-Ennis	Director
/s/ DAVID N. MCCAMMON* David N. McCammon	Director
/s/ PATRICK J. O’MEARA* Patrick J. O’Meara	Director
/s/ MICHAEL W. ROSSI* Michael W. Rossi	Director
/s/ GLENN W. SCHAEFFER* Glenn W. Schaeffer	Director

Signature	Title

/s/ ALAN E. SCHWARTZ* Alan E. Schwartz	Director
/s/ FRANCIS J. SEHN* Francis J. Sehn	Director
/s/ JOHN J. SHEA* John J. Shea	Director
/s/ WILLIAM B. SMITH* William B. Smith	Director
By: /s/ JOHN R. STOLLER John R. Stoller, Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PBW CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JEFFREY A. CROFT Jeffrey A. Croft	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/BRE DEVELOPMENT L.L.C.

By:	PC/BRE VENTURE L.L.C.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President (Principal Executive Officer)

/s/ CURTIS VAN HYFTE Curtis Van Hyfte	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/BRE SPRINGFIELD L.L.C.

By:	PC/BRE VENTURE L.L.C.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President (Principal Executive Officer)

/s/ CURTIS VAN HYFTE Curtis Van Hyfte	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/BRE VENTURE L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President (Principal Executive Officer)

/s/ CURTIS VAN HYFTE Curtis Van Hyfte	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/BRE WHITNEY OAKS L.L.C.

By:	PC/BRE VENTURE L.L.C.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President (Principal Executive Officer)

/s/ CURTIS VAN HYFTE Curtis Van Hyfte	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/ BRE WINFIELD L.L.C.

By:	PC/BRE VENTURE L.L.C.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President (Principal Executive Officer)

/s/ CURTIS VAN HYFTE Curtis Van Hyfte	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PC/ PALM BEACH, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President and Director (Principal Executive Officer)

/s/ ROGER A. CREGG Roger A. Cregg	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PH 1 CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ ROBERT K. BURGESS Robert K. Burgess	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ MARK J. O’BRIEN Mark J. O’Brien	President

/s/ ROGER A. CREGG Roger A. Cregg	Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PH2 CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ ROBERT K. BURGESS Robert K. Burgess	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ MARK J. O’BRIEN Mark J. O’Brien	President

/s/ ROGER A. CREGG Roger A. Cregg	Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PN I, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ GREGORY M. NELSON Gregory M. Nelson	President (Principal Executive Officer)

/s/ DONALD J. DYKSTRA Donald J. Dykstra	Vice President of Finance, Assistant Secretary and Director (Principal Financial Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Controller and Director (Principal Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PN II, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ STEVEN C. PETRUSKA Steven C. Petruska	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Assistant Secretary (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ ROBERT K. BURGESS Robert K. Burgess	Director
/s/ ROGER A. CREGG Roger A. Cregg	Director
/s/ DONALD J. DYKSTRA Donald J. Dykstra	Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP

By:	PRESERVE I, INC.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ VINCENT J. FREES Vincent J. Frees	President, Chief Financial Officer and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE DEVELOPMENT CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JOHN S. GALLAGHER John S. Gallagher	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer, Controller and Director (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOME CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ ROBERT J. HALSO Robert J. Halso	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOME CORPORATION OF NEW ENGLAND

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JAMES R. MCCABE James R. McCabe	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOME CORPORATION OF THE DELAWARE VALLEY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President of Finance (Principal Financial Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison	Controller and Assistant Secretary (Principal Accounting Officer)
/s/ JEFFREY A. CROFT Jeffrey A. Croft	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF GREATER KANSAS CITY, INC

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ TAMARA S. GROSS Tamara S. Gross	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance, Treasurer and Controller (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROBERT J. HALSO Robert J. Halso	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF MICHIGAN CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF MICHIGAN I LP

By:	PULTE HOMES OF MICHIGAN

CORPORATION

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF MINNESOTA CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ THOMAS J. STANDKE Thomas J. Standke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ JEFFERY PARKS Jeffery Parks	Controller (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF NJ, LIMITED PARTNERSHIP

By:	PULTE HOME CORPORATION OF THE

DELAWARE VALLEY

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President of Finance (Principal Financial Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison	Controller and Assistant Secretary (Principal Accounting Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF NEW YORK, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. WEBER William E. Weber	President and Director (Principal Executive Officer)

/s/ JAMES RORISON James Rorison	Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF OHIO CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ GREGORY C. WILLIAMS Gregory C. Williams	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF PA, LIMITED PARTNERSHIP

By:	PULTE HOME CORPORATION OF THE

DELAWARE VALLEY

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President of Finance (Principal Financial Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison	Controller and Assistant Secretary (Principal Accounting Officer)
/s/ JEFFREY A. CROFT Jeffrey A. Croft	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF
SOUTH CAROLINA, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ NORMAN B. WHITE Norman B. White	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES OF TEXAS, L.P.

By:	PN I, INC.

General Partner

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ GREGORY M. NELSON Gregory M. Nelson	President (Principal Executive Officer)

/s/ DONALD J. DYKSTRA Donald J. Dykstra	Vice President of Finance, Assistant Secretary and Director (Principal Financial Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Controller and Director (Principal Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE HOMES TENNESSEE LIMITED PARTNERSHIP

By:	RADNOR HOMES

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ NORMAN B. WHITE Norman B. White	President and Director (Principal Executive Director)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROGER A. CREGG Roger A. Cregg	Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE LAND COMPANY, LLC

By:	PULTE HOMES, INC.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ HOWARD A. FINGEROOT Howard A. Fingeroot	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE LAND DEVELOPMENT CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ HOWARD A. FINGEROOT Howard A. Fingeroot	President (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE LIFESTYLES COMMUNITIES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ KENNETH A. SIMONS Kenneth A. Simons	President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ RICHARD HEUSER Richard Heuser	Controller (Principal Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE MICHIGAN HOLDINGS CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President-Finance and Treasurer (Principal Financial and Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE MICHIGAN SERVICES, LLC

By:	PULTE DIVERSIFIED COMPANIES, INC.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE PAYROLL CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MICHAEL A. O’BRIEN Michael A. O’Brien	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President of Finance and Controller (Principal Financial and Accounting Officer)
/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

PULTE-IN CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ VINCENT J. FREES Vincent J. Frees	President and Controller (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROBERT J. HALSO Robert J. Halso	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

RADNOR HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ NORMAN B. WHITE Norman B. White	President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROGER A. CREGG Roger A. Cregg	Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

RN ACQUISITION 2 CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ NORMAN B. WHITE Norman B. White	President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director
/s/ ROBERT J. HALSO Robert J. Halso	Director
/s/ MARK J. O’BRIEN Mark J. O’Brien	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

SEAN/ CHRISTOPHER HOMES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ ROBERT J. HALSO Robert J. Halso	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

SPRUCE CREEK SOUTH UTILITIES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

TERRAVITA CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

TERRAVITA HOME CONSTRUCTION CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ MARK J. O’BRIEN Mark J. O’Brien	President (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel, Secretary and Director
/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

VILLAGE WALK DEVELOPMENT COMPANY, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary
/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

WILBEN, LLLP

By:	PBW CORP.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ JEFFREY A. CROFT Jeffrey A. Croft	President and Director (Principal Executive Officer)

/s/ VINCENT J. FREES Vincent J. Frees	Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 1, 2001.

WIL CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 1, 2001.

Signature	Title

/s/ VINCENT J. FREES Vincent J. Frees	President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)
/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

EXHIBIT INDEX

Exhibit		Sequential
No.	Description	Page No.

3.1	— Articles of Incorporation, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 19(a) to Pulte Corporation’s Form 10-Q for the quarter ended June 30, 1988).
3.2	— By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3(b) to Pulte Corporation’s Registration Statement on Form S-4, Registration No. 33-17223).
4.1
— Senior Note Indenture dated as of October 24, 1995 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 7.3% unsecured Senior Notes due 2005 ($125,000,000 original aggregate principal amount) and 7.625% unsecured Senior Notes due 2017 ($150,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit (c)1 to Pulte Corporation’s Current Report on Form 8-K dated October 20, 1995).

4.2
— Indenture Supplement dated as of August 27, 1997 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).

4.3
— Indenture Supplement dated as of March 20, 1998 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).

4.4
— Indenture Supplement dated January 31, 1999 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).

4.5
— Indenture Supplement dated April 3, 2000 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.5 to Pulte Corporation Registration Statement on Form S-4, Registration No. 333-36814).

4.6
— Indenture Supplement dated February 21, 2001 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated February  23, 2001).

4.7*
— Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc.

4.8*
— Indenture Supplement dated August 6, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc.

******* WARNING! *******
The section below contains BITS coding that is causing EDGAR II to fail. Fix the BITS page(s) and recompose, then re-EDGARize that PCN or that range.
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
   |4.9    Senior Note Indenture dated as of December  1, 1993 among Pulte Corporation, The Bank of
        New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte
        Home Corporation and certain subsidiaries of Pulte Corporation, relating to Pulte
        Corporation's 8.375% unsecured Senior Notes due 2004 ($115,000,000 original aggregate principal amount) and 7% unsecured Senior Notes due 2003 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit  4.1 to Pulte Corporation's
        Registration Statement on Form  S-3, Registration No.  33-71742).
|4.10      Indenture Supplement dated August  27, 1997 among Pulte Corporation, The Bank of New
           York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home
           Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to
           Exhibit  4.1 to Pulte Corporation's Current Report on Form  8-K dated October  6, 1997).
|4.11      Indenture Supplement dated March  20, 1998 among Pulte Corporation, The Bank of New York
           (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home
           Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to
           Exhibit  4.1 to Pulte Corporation's Current Report on Form  8-K dated March  24, 1998).
|4.12      Indenture Supplement dated January  31, 1999 among Pulte Corporation, The Bank of New
           York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home
           Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to
           Exhibit  4.1 to Pulte Corporation's Current Report on Form  8-K dated March  3, 1999).
|4.13*     Indenture Supplement dated July  31, 2001 among Pulte Homes, Inc., The Bank of New  York
           (as successor Trustee to NationsBank of Georgia, National Association) and certain subsidiaries of Pulte Homes, Inc.
|4.14      Senior Note Indenture dated as of February  18, 1999 among Del Webb Corporation and Bank of Montreal Trust Company, relating to Del Webb Corporation's 10  1/4% Senior
           Subordinated Debentures due 2010 ($200,000,000 original aggregate principal amount).
           (Incorporated by reference to Exhibit  1.2 to Del Webb Corporation's current report on
           Form  8-K dated February  18, 1999).
|4.15      Senior Note Indenture dated as of May  11, 1998 among Del Webb Corporation and State
           Street Bank and Trust Company, relating to Del Webb Corporation's 9  3/8% Senior
           Subordinated Debentures due 2009 ($200,000,000 original aggregate principal amount).
           (Incorporated by reference to Exhibit  1.1 to Del Webb Corporation's current report on
           Form  8-K dated May  11, 1998).
|4.16      Senior Note Indenture dated as of January  21, 1997 among Del Webb Corporation and State
           Street Bank and Trust Company, relating to Del Webb Corporation's 9  3/4% Senior
           Subordinated Debentures due 2008 ($150,000,000 original aggregate principal amount).
           (Incorporated by reference to Exhibit  1.1 to Del Webb Corporation's current report on
           Form  8-K dated January  22, 1997).
|4.17      Senior Note Indenture dated as of February  11, 1994 among Del Webb Corporation and The
           Bank of New York, relating to Del Webb Corporation's 9% Senior Subordinated Debentures
           due 2006 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit  4.1 to Del Webb Corporation's current report on Form  8-K dated February
           11, 1994).

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The section above contains BITS coding that is causing EDGAR II to fail. Fix the BITS page(s) and recompose, then re-EDGARize that PCN or that range.
******* WARNING! *******

******* WARNING! *******
The section below contains BITS coding that is causing EDGAR II to fail. Fix the BITS page(s) and recompose, then re-EDGARize that PCN or that range.
**************


 |4.18*    Credit Agreement dated as of August  31, 2000, among Pulte Homes, Inc., and each of the
        Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank
        One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent.
|4.19*     First Amendment dated February  16, 2001 to Credit Agreement as of August  31, 2000,
           among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of
           America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and
           Comerica Bank, as Co-Agent.
|4.20*     Second Amendment dated July  30, 2001 to Credit Agreement dated as of August  31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of
           America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and
           Comerica Bank, as Co-Agent.
|4.21*     Intercreditor and Subordination Agreement dated as of July  31, 2001, among Asset Seven
           Corp., each subsidiary of Pulte Homes, Inc. that from time to time executes an
           Intercreditor Joinder Agreement, Bank of America, N.A., as administrative agent for the
           Five Year Lenders, Citicorp Real Estate, Inc., as administrative agent for the Bridge
           Lenders, and Bank One Trust Company, National Association, as trustee for the
           Noteholders.
|4.22*     Form of Letter of Representations between Pulte Homes, Inc., Bank One Trust Company,
           National Association, as trustee, and The Depository Trust Company.
|4.23*     Registration Rights Agreement dated August  6, 2001 among Pulte Homes, Inc. and Salomon
           Smith Barney Inc., as the Initial Purchaser Representative.
|5.1*      Opinion of Honigman Miller Schwartz and Cohn.
|12.1*     Computation of Ratio of Earnings to Fixed Charges.
|23.1*     Consent of Honigman Miller Schwartz and Cohn (included in Exhibit  5.1 hereto).
|23.2*     Consent of Ernst  & Young LLP.
|23.3*     Consent of KPMG LLP.
|24.1*     Power of Attorney (included in Pulte Homes, Inc. signature page hereto).
|25.1*     Statement of Eligibility of trustee on Form  T-1 of Bank One Trust Company, National
           Association.
|99.1*     Form of Letter of Transmittal.
|99.2*     Form of Notice of Guaranteed Delivery.
|99.3*     Form of Letter to Clients.
|99.4*     Form of Letter to Registered Holder and/or DTC Participant.
|99.5*     Form of Letter to Nominees.
|99.6*     Form of Exchange Agent Agreement.

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The section above contains BITS coding that is causing EDGAR II to fail. Fix the BITS page(s) and recompose, then re-EDGARize that PCN or that range.
******* WARNING! *******

*  Filed herewith.